Exhibit 10.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.

WARRANT TO PURCHASE COMMON STOCK

OF

FREIGHTCAR AMERICA, INC.

NO. W-[●]	[●],2020

THIS WARRANT CERTIFIES THAT, for value received, CO Finance LVS VI LLC, a Delaware limited liability company, or its assigns (the “Holder”), is entitled to subscribe for and purchase from FREIGHTCAR AMERICA, INC., a Delaware corporation (the “Company”), a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to (a) 23.0% of the Common Stock Deemed Outstanding on the date of any exercise of this Warrant less (b) the aggregate number of shares of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant in accordance with the terms set forth herein (collectively, the “Exercise Shares”), at a purchase price per share of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is being issued pursuant to the terms of the Warrant Acquisition Agreement, dated as of October [●], 2020, by and between the Company and the Holder (the “Warrant Agreement”). Certain capitalized terms used herein are defined in Section 1 hereof. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Warrant Agreement. The Exercise Shares are subject to adjustment as provided herein.

This Warrant is subject to the following terms and conditions:

1.       DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)               “Aggregate Exercise Price” means an amount equal to the product of (a) the number of Exercise Shares in respect of which this Warrant is then being exercised pursuant to Section 2 hereof, multiplied by (b) the Exercise Price.

(b)               “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

(c)               “Change of Control” means: (i) a capital reorganization or reclassification of the capital stock of the Company resulting in any Person or group of Persons other than holders of the voting securities of the Company outstanding immediately prior to such transaction, becoming the holder, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company; (ii) a merger, consolidation or reorganization or other similar transaction or series of related transactions, in each case which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iii) the issuance by the Company of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company; or (iv) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company; provided that a transaction (or series of related transactions) consisting solely of the issuance by the Company of equity securities of the Company for cash consideration shall not be considered a Change of Control.

(d)               “Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock reserved for issuance under any equity incentive plan approved by the Board of Directors of the Company at such time, regardless of whether the shares of Common Stock are actually subject to outstanding Options or Convertible Securities, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time, plus (e) the number of shares of Common Stock that may be issued pursuant to any contract, agreement or arrangement of the Company in effect at such time, including without limitation shares of Common Stock to be issued in connection with any acquisition, joint venture, commercial relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; provided that Common Stock Deemed Outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company or any of its wholly owned subsidiaries

(e)               “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for the Common Stock, but excluding Options.

(f)                “Exercise Period” means the period commencing on the date hereof and ending on the Expiration Date.

(g)               “Expiration Date” means ten (10) years from the date hereof.

(h)               “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all U.S. securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided that, if the Common Stock is listed on any U.S. securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Company’s Board of Directors and the Holder.

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(i)                 “Liquid Securities” means a class of securities registered under Section 12(b) of the Exchange Act, which are listed or quoted for trading on a national securities exchange.

(j)                 “Options” means any warrants or other rights or options to subscribe for, acquire, purchase or otherwise be issued Common Stock or Convertible Securities.

(k)               “Original Issue Date” means [●], 2020.

(l)                 “OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

(m)             “Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

(n)               “Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

(o)               “Securities Act” means the Securities Act of 1933, as amended.

2.       EXERCISE OF WARRANT.

2.1 Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)               an executed Notice of Exercise in the form attached hereto;

(b)               payment of the Exercise Price in cash (by wire transfer to the account designated in writing by the Company) or by check; and

(c)               this Warrant.

Upon receipt by the Company of this Warrant and payment of the Exercise Price in cash (by wire transfer to the account designated in writing by the Company) or by check, or pursuant to Section 2.2, shares in certificated or book entry form representing the Exercise Shares so purchased, registered in the name of the Holder or Persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder at the Company’s expense within three (3) Business Days after such receipt.

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The Person in whose name any certificate or book entry representing the Exercise Shares that are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such shares.

2.2       Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one Exercise Share issuable hereunder is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the Fair Market Value of one Exercise Share purchasable under the Warrant (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

The Company acknowledges that the provisions of this Section 2.2 are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to this Section 2.2 will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of the Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant for Exercise Shares in accordance with the terms of this Section 2.2.

2.3       Automatic Exercise.

(a)       Change of Control. In the event of a Change of Control, if the fair market value of the consideration payable in connection with such Change of Control for each share of Common Stock is greater than the per share Exercise Price hereunder, the Company may elect by providing proper notice pursuant to Section 3.4 hereof (“Auto-Exercise Notice”) to cause this Warrant to be automatically exercised (even if this Warrant is not surrendered), in lieu of an exercise in accordance with Section 2.1 or Section 2.2, upon consummation of such Change of Control to the extent that any portion of the Warrant remains unexercised at the time of the consummation of the Change of Control. The Holder shall be entitled to receive consideration in the amount equal to the difference between the consideration payable in connection with such Change of Control for the Exercise Shares, if exercised, and the Aggregate Exercise Price for such Exercise Shares. The consideration payable to the Holder in connection with this Section 2.3(a) shall be in the same form as the consideration distributed to holders of Common Stock in connection with such Change of Control; provided that, if the consideration distributed to holders of Common Stock in connection with such Change of Control consists of consideration other than cash or Liquid Securities (or a combination thereof), the consideration payable to the Holder in connection with this Section 2.3(a) shall be an amount of cash payable by the Company equal to the aggregate Fair Market Value of the Exercise Shares minus the Aggregate Exercise Price. To the extent this Warrant or any portion thereof is automatically exercised pursuant to this Section 2.3(a), the Company agrees to promptly notify the Holder of the amount and form of consideration payable to the Holder in connection with such Change of Control. This Warrant shall terminate in connection with a deemed exercise pursuant to this Section 2.3. If the fair market value of the consideration payable in connection with a Change of Control for each share of Common Stock is equal to or less than the per share Exercise Price, this Warrant will expire upon the consummation of a Change of Control to the extent this Warrant has not been previously exercised as to all Exercise Shares subject hereto.

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(b)       Expiration Date. To the extent that there has not been an exercise of this Warrant pursuant to this Section 2, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date in the manner set forth in Section 2.2.

2.4       Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the shares representing the Exercise Shares being issued in accordance with this Section 2, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Exercise Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

3.                  COVENANTS OF THE COMPANY.

3.1       Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares to such number of shares as shall be sufficient for such purposes.

3.2       Expenses and Taxes. The Company shall pay all reasonable and documented expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates (if any) for the Exercise Shares and any new Warrants.

3.3       No Impairment. Except and to the extent as waived or consented to by the Requisite Holders, the Company will not adopt any amendment to its certificate of incorporation or by-laws which has as a principal purpose thereof the disproportionate and adverse treatment of the Holder or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder as set forth herein against impairment.

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3.4       Notices. Prior to (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (b) a Change of Control, (c) the issuance by the Company of any shares of Common Stock, Options, Convertible Securities or any other equity securities of the Company, in each case that would result in an adjustment pursuant to Section 4 to the number of Exercise Shares issuable upon exercise of this Warrant, the Company shall send to the Holder, at least thirty (30) days prior to the date of any such action, a notice specifying the date on which any such proposed action is to be taken and, in the case of a Change of Control, whether the Company intends to exercise its automatic exercise rights under Section 2.3(a) upon the Change of Control.

4.                  EFFECT OF CERTAIN EVENTS ON EXERCISE SHARES.

4.1       Adjustment to Exercise Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Exercise Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Exercise Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transaction. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4.1, the Holder shall have the right to elect, prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4.1 with respect to this Warrant.

4.2       Dividends and Distributions. Subject to the provisions of Section 4.1, as applicable, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Exercise Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full for Exercise Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4.2 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full for Exercise Shares on the date of such event.

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4.3       Certificate as to Adjustment.

(a)                As promptly as reasonably practicable following any adjustment to the Exercise Shares, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(b)                As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Exercise Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

5.                   FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of an Exercise Share by such fraction.

6.                   NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any rights as a stockholder of the Company, and prior to the issuance to the Holder of the Exercise Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or subscription rights, or otherwise; provided that, in the event the Company declares a dividend during the Exercise Period, the Holder shall be entitled to participate in such dividend in accordance with Section 4.2 hereof.

7.                   COMPLIANCE WITH THE SECURITIES ACT; LEGEND. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 7 and the restrictive legend requirements set forth on the face of this Warrant. This Warrant and all Exercise Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

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THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.

8.                  TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant and the Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

9.                  LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

10.              NOTICES, ETC. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first Business Day after transmission if sent by confirmed facsimile transmission, or four (4) Business Days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, at the Company’s address as set forth in the Warrant Agreement, and (ii) if to the Holder, at the Holder’s address as set forth in the Warrant Agreement, or at such other address as the Company or Holder may designate by advance written notice.

11.              AMENDMENT AND WAIVER. Any term of this Warrant may be amended or waived with the written consent of the Company and the Requisite Holders.

12.              GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

[signature page follows]

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IN WITNESS WHEREOF, the Company and the Holder have each caused this Warrant to be executed by its duly authorized officer as of the date first above written.

FREIGHTCAR AMERICA, INC.

By:
Name:
Title:

CO FINANCE LVS VI LLC

By:
Name:
Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

1.a. ☐ The undersigned hereby elects to purchase a number of shares of Common Stock, par value $0.01 per share (the “Securities”), of FreightCar America, Inc. (the “Company”) equal to ___% of the Common Stock Deemed Outstanding pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

1.b ☐ The undersigned hereby elects to purchase a number of shares of Common Stock, par value $0.01 per share (the “Securities”), of FreightCar America, Inc. (the “Company”) equal to ___% of the Common Stock Deemed Outstanding pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant.

2.       Please issue said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant or a portion thereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant (or portion thereof) and all rights evidenced thereby are hereby assigned to

Name:		(“Assignee”)
(Please Print)

Address:
(Please Print)

Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

Dated: ___________, 20__

Holder’s Signature:

Holder’s Address:

Assignee’s Signature:

Assignee’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant (or portion thereof).